Novoste Corporation Exhibit 11
                        Computation of Net Loss Per Share

PRIMARY
                                       Three Months Ended            Six Months Ended
                                            June 30,                     June 30,
                                      -------------------           -------------------
                                      1996           1995           1996           1995
                                      ----           ----           ----           ----
Weighted average number of
shares of common stock
outstanding during the year ...     5,744,241      3,531,501      4,927,140      3,426,915
Effect of dilutive common stock
equivalents outstanding during
the year.......................          --             --             --             --
Effect of common stock issued
and stock options and warrants
granted during the 12-month
period preceding April 11,
1996(1)........................          --        1,194,411        597,205      1,194,411
Elimination of duplicative
effect of including the same
shares in both amounts
above..........................          --          (26,548)      (434,634)       (14,660)
                                  -----------    -----------    -----------    -----------
Total common and common
equivalent shares..............     5,744,241      4,699,364      5,089,711      4,606,666
                                  ===========    ===========    ===========    ===========
Net loss.......................   $(1,273,326)   $  (877,862)   $(2,483,987)   $(1,505,405)
                                  ===========    ===========    ===========    ===========
Net loss per share.............   $     (0.22)   $     (0.19)   $     (0.49)   $     (0.33)
                                  ===========    ===========    ===========    ===========

FULLY DILUTED
                                       Three Months Ended            Six Months Ended
                                            June 30,                     June 30,
                                      -------------------           -------------------
                                      1996           1995           1996           1995
                                      ----           ----           ----           ----
Weighted average number of
shares of common stock
outstanding during the year ...     5,744,241      3,531,501      4,927,140      3,426,915

Effect of dilutive common stock
equivalents outstanding during
the year.......................          --             --             --             --
Effect of common stock issued
and stock options and warrants
granted during the 12-month
period preceding April 11,
1996(1)........................          --        1,194,411        597,205      1,194,411

Elimination of duplicative
effect of including the same
shares in both amounts
above .........................          --          (26,548)      (434,634)       (14,660)
                                  -----------    -----------    -----------    -----------
Total common and common
equivalent shares..............     5,744,241      4,699,364      5,089,711      4,606,666
                                  ===========    ===========    ===========    ===========
Net loss.......................   $(1,273,326)   $  (877,862)   $(2,483,987)   $(1,505,405)
                                  ===========    ===========    ===========    ===========
Net loss per share.............   $     (0.22)   $     (0.19)   $     (0.49)   $     (0.33)
                                  ===========    ===========    ===========    ===========

(1) Pursuant to Securities and Exchange Commission Staff Accounting Bulletin No. 83, Common Stock issued and stock options and warrants granted at prices below the initial public offering price per share during the 12-month period immediately preceding the initial filing date of the Company's Registration Statement for its initial public offering have been included as outstanding for all periods presented during the treasury stock method.


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